                                                Filed pursuant to Rule 424(b)(3)
                                                    S.E.C. File Number 333-11383

Prospectus Supplement
October 8, 1997
(TO PROSPECTUS DATED APRIL 18, 1997)

The Prospectus dated April 18, 1997 (the "Prospectus") relating to the offer for resale of up to $79,380,000 aggregate principal amount of 6% Convertible Subordinated Debentures due 2006 of Cityscape Financial Corp. (the "Company") and 3,824,000 shares of the common stock of the Company, par value $0.01 per share, into which such Debentures are convertible is hereby amended as follows:

The following entity is hereby named as a Selling Security Holder as contemplated on page 112 of the Prospectus.

                             Name                       Principal Amount of Debentures Owned
        ----------------------------------------------  -------------------------------------
        Merrill Lynch Professional Cleaning Corp.                   $  500,000.00
        101 Hudson Street
        Jersey City, NJ 07302-3997